CISION

FINAL TRANSCRIPT

MariMed Inc.

Third Quarter Conference Call

Event Date/Time: November 16, 2021 — 8:00 a.m. E.T.

Length: 26 minutes

CORPORATE PARTICIPANTS

Steve West
MariMed Inc. — Vice President, Investor Relations

Bob Fireman
MariMed Inc. — Chief Executive Officer

Jon Levine
MariMed Inc. — Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

Kyle Bauser
Colliers Securities — Analyst

Aaron Grey
Alliance Global Partners — Analyst

PRESENTATION

Operator

Good morning, everyone, and welcome to the MariMed Third Quarter Conference Call.

I would now like to turn the conference over to Steve West, Vice President of Investor Relations. Please go ahead, Mr. West.

Steve West — Vice President, Investor Relations, MariMed Inc.

Good morning, everyone, and welcome to the MariMed Third Quarter Conference Call. Joining me today are Bob Fireman, our Chief Executive Officer, and Jon Levine, our Chief Financial Officer.

This call is being recorded and will be archived on our Investor Relations website at ir.marimedinc.com.

Today's call contains forward-looking statements subject to various risks, uncertainties, and other factors that could cause actual results to differ materially from those forward-looking statements. Any such information and statements should be taken in conjunction with cautionary statements in our press releases, and risk factor discussions in our public filings found on EDGAR, as well as our investor website. Any forward-looking statements reflect management's expectations as of today's date, and we assume no obligation to update them other than as may be required by applicable securities laws.

Now for your future scheduling purposes, our fourth quarter 2021 earnings release is tentatively scheduled to be issued after the market close on March 31, 2022. And subsequent analyst call will be held the morning of April 1, 2022.

I will now turn the call over to Bob.

Bob Fireman — Chief Executive Officer, MariMed Inc.

Thank you, Steve, and good morning, everyone. I am delighted to report on another quarter of positive financial results at MariMed. We are extremely pleased with our continuing improving financial performance during the third quarter despite an industry-wide slowdown.

We continue to report some of the strongest revenue and EBITDA growth in the industry. This is the result of our financial discipline and our operational excellence at cultivation, production, and retail.

With an already strong balance sheet, another quarter of robust operating cash flow, and a significantly increased cash position, we are poised for continued success. Our strategic growth plan is working, and I am confident we will continue to generate long-term value for our shareholders.

Our third quarter revenue was $33.2 million, up 147 percent year over year. And our adjusted EBITDA was $12.9 million, a 213 percent increase year over year. Revenue from company-owned retail dispensary operations in Illinois and Massachusetts grew 207 percent year over year.

In Massachusetts, our retail sales increased 584 percent year over year, driven by the addition of adult-use sales and our Panacea Wellness dispensary.

In Illinois, our Thrive dispensary sales increased 169 percent year over year, which was driven by higher traffic count. Our Metropolis store continues to exceed our expectations and has become a strong destination store for both Illinois residents and out-of-state customers from Indiana, Kentucky, and Missouri.

Revenue from the Company wholesale sales of cannabis flower, concentrates, and infused products grew 91 percent year over year. This was the result of both the increased production from MariMed's manufacturing facility and the increased number of licensed dispensaries in Massachusetts, which now has 176 stores and open dispensaries.

In addition to our distribution gains, we added new SKUs to our product line and automated equipment that significantly increases our capacity and efficiency.

On the branding front, our award-winning Nature's Heritage flower and Betty's Eddies edibles are among the top-selling brands in every state in which they are offered. We attribute this to our commitment to manufacturing quality products that meet the specific consumer needs.

In fact, during the quarter, these two brands won even more awards and accolades. Nature's Heritage flower won a second place in the Massachusetts Cultivators Cup, and third place for the best flower by High Times. Betty's Eddies was named the number-one hottest ingestible brand in Massachusetts by Respect My Region, a top cannabis culture platform.

The accolades keep coming. Just yesterday, LeafLink announced Nature's Heritage Colorado Chem Wax is one of the fastest-selling concentrates in the country and Bedtime Betty's among the best medical products in the US.

Our brands have also achieved several sales milestones. In Massachusetts, Betty's Bedtime has sold over 1.8 million chews, year to date, making it the number-one edibles SKU by volume. Our infused chocolate chip cookie is the number-one ranked product within the culinary infused foods category in Massachusetts.

I will now turn the call over to Jon to further highlight our third quarter financials.

Jon Levine — Chief Financial Officer, MariMed Inc.

Thank you, Bob, and good morning, everyone. Last night, we reported third quarter 2021 results. Our reported revenue was $33.2 million, which was an increase of 147 percent compared to the third quarter of 2020. This is primarily driven by 207 percent growth in our retail business, which reflected

overall transaction growth of 285 percent on the year-over-year basis. This transaction growth was primarily the result of the introduction of adult-use cannabis programs in Illinois and Massachusetts.

Our total revenue growth was also driven by a 91 percent year-over-year increase in our wholesale business. We also achieved 33 percent year-over-year increase in other revenue, mainly from licensing fees, managed services, and our real estate income.

Gross profit was $18.2 million, which increased 109 percent compared to the third quarter of 2020.

G&A was $9.5 million, a 223 percent increase from the third quarter of 2020. This was a result of non-cash increases to the stock-based compensation of $5.1 million. Excluding the non-cash expense, our G&A would have grown significantly slower than our revenue.

Net income, after deducting net income attributable to noncontrolling interests, was $2 million, a 20 percent increase from the third quarter of 2020.

EBITDA was $7.1 million, a 71 percent increase compared to the third quarter of 2020. Our adjusted EBITDA was $12.9 million, a 213 percent increase compared to the third quarter of 2020.

I am happy to report the continued strengthening of our balance sheet. We ended the quarter with $25.6 million in cash on hand, compared to our year-end cash balance of $3 million. This was a 47 percent increase versus our second quarter ending cash balance of $17.4 million. Our cash position continues to strengthen for the Company.

In fact, year to date, we have generated $28.2 million in operating cash flow. At the end of the third quarter, MariMed reported $27.3 million in net working capital, a significant improvement from our deficit of $2.2 million at the end of 2020.

Before returning the call over to Bob to conclude our remarks, I'd like to discuss our financial guidance. We are maintaining our full year 2021 guidance of $118 million in revenue and $42 million in adjusted EBITDA. With our continued growth, we are comfortable that we will meet or exceed our guidance for the year.

That concludes my prepared remarks. Now I'll turn the call back over to Bob. Bob?

Bob Fireman

Thank you, Jon. In the span of just a few years, MariMed has delivered some of the strongest financial metrics in the industry. Our disciplined approach to spending and our deep operational experience has resulted in a consistent track record of delivering revenues and profits for our shareholders.

We've also worked very hard to achieve a clean balance sheet that has put us in a great position to support the strategic growth plan that I've shared in the past, which is focused on consolidation and expansion. We have found our rhythm at MariMed, and we're looking forward to a very bright future for the Company.

But there is still much to do. Our experienced leadership team has been together for nearly a decade. We have strengthened our senior management team and bench over the past few months, and we continue to round out our C-suite.

In terms of our assets, we continue to work towards consolidating our managed businesses and grow our footprint deeper in states where we operate. In Massachusetts, we plan to open two new dispensaries and expand our production capabilities. In Illinois, we intend to become fully vertical by adding additional licences. We intend to apply for new licences in states where the application processes

are open, and to acquire strategically aligned SSOs and single-state operators who share our commitment to quality.

I have said many times before, the ultimate winners in cannabis will be the companies that focus on branding and distribution. MariMed has created a portfolio of proprietary award-winning brands and products. These products continue to be the top sellers in all the markets in which they are available. We intend to expand the depth of our product line to meet the needs and improve the health and wellness of our patients and consumers. We intend to introduce these brands and products into additional legal cannabis states through licensing to qualified partners, or by acquiring licences to produce and distribute ourselves.

I'm excited about several new and innovative products you'll be hearing about over the coming months. Our new cannabis-infused ice cream line that we're creating in partnership with legendary ice cream company Emack & Bolio's; Bubbie's Baked, a new line of soft chewy cannabis-infused baked goods; and Vibations, a new line of cannabis-infused energy drink mixes that can be added to water or your favourite beverage.

I've never been more optimistic about MariMed's future than I am today. We have a validated management team, award-winning brands, and a clean balance sheet with cash on hand to execute our strategic growth plan. We are poised for success and to deliver shareholder value.

In closing, I would like to thank all our amazing employees, who work so hard to make MariMed the best cannabis company in the industry and improve people's lives every day through our products, our actions, and our values.

Operator, may you now open the line for questions.

Q&A

Operator

Thank you. Ladies and gentlemen, we'll now begin the question-and-answer session. Should you have a question, please press the *, followed by the 1 on your touch-tone phone. You'll then hear a three-tone prompt acknowledging your request, and your questions will be polled in the order that they are received. Should you wish to decline from the polling process, please press *, followed by the 2. And if you are using a speakerphone, please lift the handset before pressing any keys. One moment, please, for your first question.

Your first question comes from Kyle Bauser from Colliers Securities. Please go ahead.

Kyle Bauser — Colliers Securities

Great. Good morning and thanks for the all the updates and congrats on the phenomenal results here. Maybe first off, as you continue to execute on your strategic growth plan and with a growing cash balance, have any of the four kind of goals become more or less important to you? Or how are you prioritizing these? I guess I'm thinking in terms of new licence applications and M&A. Has this bucket become more front and centre? Or is completing the consolidation of your operations that you currently manage still kind of front and centre? Thanks so much.

Bob Fireman

Thank you, Kyle. They're all four very important. I mean, obviously, we attack them all every day. We work hard to finish the consolidation of our managed business units. I mean, the focus seems more today on potential M&A, with new applications being opened in states like Ohio, New Jersey, and New York. We're focused on new applications. And we're in constant talks with SSOs, single operators in other

states, that we're not, that understand the competition is coming, that want to be part of our umbrella of best brands, best practices, and the capital to expand.

So I think, strategically, as I said, our long-term plan is in branding and distribution. So we continue to upgrade our marketing department and look forward to taking our brands into multiple states.

Kyle Bauser

Got it. No. Makes sense. And regarding the maintained sale guidance of $118 million for the year, I think it applies about $28 million for Q4, about 36 percent growth. So it's still nice growth, and it sounds like you feel comfortable in meeting or exceeding that. Can you talk, maybe, a little bit more about what you're seeing in the industry? And kind of reasons for the slowdown? And kind of expectations going forward?

Jon Levine

Yes. Kyle, thank you for the question. This is Jon Levine. Yeah. We only need $28 million to achieve our $118 million guidance. But as you've likely heard from other MSOs, the industry is still going through a slowdown of consumers, as they don't have the government stimulus and unemployment support as they did last year. And the slowing of the industry, when so many MSOs lowered their guidance, we're comfortable that we're still going to meet or exceed our guidance.

Kyle Bauser

No. That's great. Appreciate that. And then just lastly, if I may—maybe, perhaps most importantly—can you talk a little bit more about how your plans have evolved around growing out new products? And in particular, your ice cream?

Bob Fireman

Thank you, Kyle. This is Bob. Yeah. I mean we believe that brands and distribution is the ultimate winners as the Company gets more mainstream, as we get closer to legalization. So we continue to go deeper into the SKUs and brands that we have, with Betty's K Fusion and bringing new brands and new innovative products to the industry.

But we're trying to increase market share, go deeper with more SKUs. And all our products are really focused on meeting the needs of the patients and giving them the best opportunity to get the relief or whatever they're looking for in cannabis. So we're expanding our marketing branding division, we're looking at doing more licensing in other states, and we're looking at possibly winning production and distribution licences to do it ourselves.

Kyle Bauser

That's great. Thank you so much for the update. Jump back in queue here.

Bob Fireman

And thank you, Kyle.

Jon Levine

Thank you, Kyle.

Operator

Thank you. Ladies and gentlemen, as a reminder, should you have a question, please press the *, followed by the 1.

Your next question comes from Aaron Grey from Alliance Global Partners. Please go ahead.

Aaron Grey — Alliance Global Partners

Hi. Good morning and thanks for the questions. So first question for me, just want to piggyback off of the last one in terms of organic licences. So I just want to clarify. You mentioned New Jersey and

New York. If you're not grandfathered in there on the medical side, then vertical integration doesn't seem that it'll be allowed. So just wanted to make sure I have it correct in terms of which vertical you'd be looking to apply for those licences. I imagine it'd be more wholesale cultivation versus retail? But just if you could clarify there, that'd be helpful. Thank you.

Bob Fireman

Okay. Thank you, Aaron. Aaron, as you know, every state is different. The rules and regs are changed. Obviously, there's going to be—full verticals won't be available in New Jersey. So I think our application team is looking at that. We're also looking at possible M&A for some of the people that have verticals. Our goal is to get our brands and distribution in the long-term strategy. But as you know, our revenue from retail dispensaries is driving revenue at all of the MSOs. So we're looking for new dispensaries but, ultimately, we're looking to be at least in producing, distributing, and retail in all of these states.

Aaron Grey

All right. Great. Thank you very much for that detail. And then more specifically on Illinois, where you talked about potential M&A targets on the retail side. So first off, can you just talk about maybe some of the pricing out there? It seems there's a good amount of the large MSOs who are—have more of a full max-out 10 on the retail side. So just wanted to get a sense in terms of what you're seeing on pricing.

And then number two, just what you might have available in terms of potentially partnering with social equity licence applicants as those additional licences come online there in the state? Thank you.

Bob Fireman

Yes. Well, since the initial awards, there are two rounds of lottery ball winners in Illinois. We're in communication with several kinds of winners, social equity people that are looking for partners that

can provide the capital and the wherewithal to take their dreams and turn them into cannabis businesses. And that's a point of ours, to mentor and bring more inclusion into our industry. But some of the attributes of the program have run into questions. There's a lot of MSOs looking to acquire these licences, as we are.

As far as the pricing, it's amazing how somehow this industry, people are trying to sell licences for millions of dollars, that don't have a location, don't have local authority, and think that they're providing the opportunity. So we've seen prices grow from $1 million to $2 million, $3 million, and in some of the regions that are specific, $4 million, $5 million, $6 million.

But there's a difference between buying and asking in conversation and actually what's closing. The ultimate value of these licences are what people can do with them. So whether it's us or someone else, someone needs to know that they can take these licences and turn them into real businesses.

So at MariMed, we believe Illinois is a very robust state. Our four dispensaries under our Thrive label are killing it for us. So we can own up to 10, so we're in the market to own another up to six more dispensaries. And we want to do the craft licences. We can own up to three of those. And we want to give us the opportunity to go vertical, to provide our own oils and products, so we can distribute to our 10 stores and put our best brands like Betty's and others into the wholesale market in Illinois.

Aaron Grey

All right. Thanks very much for the colour, then. I'll go ahead and jump back into the queue.

Bob Fireman

Thank you, Aaron.

Operator

As a reminder, should you have a question, please press *, followed by the 1.

And there are no further questions at this time. You may please proceed.

Bob Fireman

Thanks. Okay.

Operator

Ladies and gentlemen, this concludes your conference call for today. We thank you very much for participating and ask that you please disconnect your lines.